Exhibit 99.2

       Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and
         Circumstances Relating to Exchange Act Filings

I, Andrea F. Bielsker, Senior Vice President-Finance, Chief
Financial Officer and Treasurer of Great Plains Energy
Incorporated, state and attest that:

     1. To the best of my knowledge, based upon a review of the covered reports of Great Plains Energy Incorporated, and, except as corrected or supplemented in a subsequent covered report:

          - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     2. I have reviewed the contents of this statement with the Company's audit committee.

     3. In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          - Report on Form 10-K for the year ended December 31, 2001 of Great Plains Energy Incorporated;

          - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Great Plains Energy Incorporated filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          - any amendments to any of the foregoing.



/s/Andrea F. Bielsker         Subscribed and sworn to
Andrea F. Bielsker            before me this 12th day of
                              August, 2002
August 12, 2002
                              /s/Jacquetta L. Hartman
                              Notary Public

                              My Commission Expires:  April 8, 2004